EXHIBIT 21.1
                                                                    ------------

                         SUBSIDIARIES OF THE REGISTRANT



Subsidiary                          Place of Incorporation     D/B/A Name
--------------------------------------------------------------------------------

Personics Corporation               Delaware, USA              Personics Corporation

WorkGroup GmbH i.L.                 Germany                    N/A

Kurt Software GmbH i.L.*            Germany                    N/A

Datawatch International Limited     England and Wales          Datawatch International Limited

Datawatch GmbH**                    Germany                    Datawatch GmbH

Datawatch France SARL**             France                     Datawatch France SARL

Datawatch Pty Ltd.**                Australia                  Datawatch Pty Ltd.

Datawatch Europe Limited**          England and Wales          Datawatch Europe Limited

Guildsoft Limited ***               England and Wales          Guildsoft Limited



* All of the shares of capital stock of Kurt Software GmbH i.L. (formerly Pole Position Software GmbH) are owned by WorkGroup GmbH i.L.

** All of the shares of capital stock of Datawatch GmbH, Datawatch France SARL, Datawatch Pty Ltd. and Datawatch Europe Limited are owned by Datawatch International Limited.

*** All of the shares of capital stock of Guildsoft Limited are owned by Datawatch Europe Limited.